UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2015

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832)-308-4000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of Cardtronics, Inc. (the “Company”) held on May 13, 2015 (the “Annual Meeting”),  three proposals were presented for stockholder vote.  Set forth below are the voting results for each of the proposals.

Proposal No. 1: Election of three Class II  directors to the Company’s board of directors to serve until the Company’s 2018 Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non-Votes
J. Tim Arnoult	40,076,791	143,018	5,695	2,166,004
Dennis F. Lynch	39,520,296	700,527	4,681	2,166,004
Juli C. Spottiswood	40,070,661	150,002	4,841	2,166,004

The Company’s other continuing directors are Jorge M. Diaz,  G. Patrick Phillips, Julie Gardner, Steven A. Rathgaber, and Mark Rossi.

Proposal No. 2: Adoption of a resolution approving, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s 2015 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
39,187,997	937,738	99,769	2,166,004

Proposal No. 3: Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
42,025,959	364,774	775	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date:May 15, 2015	By:/s/ j. chris brewster
J. Chris Brewster
Chief Financial Officer